UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          September 2, 2010

LOTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32581	20-0507918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Cheng Zhuang Road, Feng Tai District, Beijing 100071 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86-10-63899868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective September 3, 2010, Lotus Pharmaceuticals, Inc. (the "Company") appointed Hon Yung Kwon as its Chief Financial Officer. Mr. Yan Zeng, the prior Chief Financial Officer, resigned as of September 2, 2010.

Prior to joining Lotus in September 2010, Mr. Hon was the manager of the IPO/M&A department of Westcomb Financial (HK) Company Ltd., an investment banking firm in Hong Kong, where he was responsible for investment banking and private investment from April 2007 through December 2009. From December 2005 through March 2007, Mr. Hon was the senior consultant at Sunbelt Business Advisors, a U.S. M&A consulting firm based in Hong Kong, where he provided consulting services on financings and acquisitions, particularly regarding transactions between United States and Chinese entities. From February 2004 through October 2005, Mr. Hon served as corporate development manager of Shanghai Technology (HK) Company Ltd., a wholly-owned subsidiary of Shanghai Broadband Technology Company Ltd., a Chinese company listed on the Shanghai Stock Exchange. At Shanghai Technology, Mr. Hon was responsible for identifying and evaluating acquisitions and strategic alliances. Mr. Hon received his Bachelor of Electronic Engineering (Honors) degree from the City University of Hong Kong in November 1995, a Master's degree in Corporate Finance from Polytechnic University of Hong Kong in December 2006, and a Master's degree in Professional Accounting from Southern Cross University of Australia in April 2010. Mr. Hon is fluent in English, Mandarin and Cantonese. Mr. Hon is not a director of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

The Company and Mr. Hon executed an employment agreement as of September 3, 2010. Pursuant to the agreement, Mr. Hon receives a base salary of $120,000 per year plus such annual bonus and stock option awards, if any, as determined by the Board of Directors based upon the Company's annual achievement of financial performance goals and other annual objectives as determined by the Board in good faith for each fiscal year of the Company. The employment contract is for a term of two years, but may be terminated on 90 days prior written notice by either party.

Item 8.01 Other Events.

On September 9, 2010, Lotus Pharmaceuticals, Inc. issued a press release announcing the appointment of Mr. Hon. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Lotus Pharmaceuticals, Inc. on September 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PHARMACEUTICALS, INC.

Date: September 9, 2010	By: /s/ Liu Zhongyi Name: Liu Zhongyi Title: Chairman and Chief Executive Officer